Monaker Group, Inc. 8-K

Exhibit 10.3

ADDENDUM TO

MONAKER GROUP, INC.

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This Addendum (this “Addendum”) is made as of July 31, 2017 to the Common Stock and Warrant Purchase Agreement (the “Agreement”) is made as of July 31, 2017 by and between MONAKER GROUP, INC., Nevada corporation with its principal office at 2690 Weston Road, Suite #200, Weston, FL 33331 (the “Company”), and those purchasers listed on the attached Exhibit A of the Agreement, as such exhibit may be amended from time to time (each a “Purchaser”, and collectively, the “Purchasers”).

The Company and the purchasers agree that the following Section 4(b) is added to the Agreement:

Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates (as defined under Rule 144, “Affiliates”) and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant.  By written notice to the Company, the Holder may waive the provisions of this Section 4(b), but any such waiver will not be effective until the 61st day after delivery of such notice, nor will any such waiver effect any other Holder.

Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. This restriction may not be waived.

[Signature Page Follows]

In witness whereof, the foregoing Addendum to the Common Stock and Warrant Purchase Agreement is hereby executed as of the date first above written.

Monaker Group, Inc.

By:
Name:	William Kerby
Title:	Chairman and Chief Executive Officer

In witness whereof, the foregoing Addendum to the Common Stock and Warrant Purchase Agreement is hereby executed as of the date first above written.

Name of Investor

By:
Name:
Title: